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                                                                    Exhibit 10.2

                  ADDENDUM dated March 15, 2000 (the "Addendum") to the Common Stock Purchase Agreement dated as of January 13, 2000 (the "Agreement"), by and between JetCo Communications Corporation, a Texas corporation (the "Company"),
                                                                    -------
with its principal office at 8111 LBJ Freeway, Suite 1100, Dallas Texas 75251, and Wolfpack Corporation, a Delaware corporation, with its principal office at 17 Glenwood Avenue, Raleigh, North Carolina 27603 ("Wolfpack").

                  WHEREAS, on January 14, 2000 the Agreement whereby the Company issued and sold to Wolfpack and Wolfpack purchased and acquired One Hundred Fifty Thousand (150,000) shares (the "Shares") of the authorized but unissued common stock, $.001 par value per share (the "Common Stock") of the Company closed;

                  WHEREAS, contemporaneously with the execution of the Agreement, the Company conducted a 10:1 forward stock split (the "Stock Split")of its common stock;

                  WHEREAS, the parties to the Agreement agree in order not to dilute Wolfpack's intended holdings in the Company, that an additional number of Shares of Common Stock be issued to Wolfpack in accordance with the ratio of the Stock Split because the Agreement was executed at the time the Company's Board of Directors took action to split the Common Stock, but prior to the Closing of the Agreement.

                  IN CONSIDERATION of the mutual covenants, promises and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                         ISSUANCE OF ADDITIONAL SHARES

         Section 1.1. Issuance of Additional Shares; Delivery
                      ---------------------------------------

                 (a) Subject to the terms and conditions herein set forth, the Company shall issue to Wolfpack, One Million Three Hundred Fifty Thousand (1,350,000) Shares of Common Stock (the "Additional Shares"). The Company shall deliver certificates for the Additional Shares to Wolfpack no later than March 31, 2000.

                 (b) The certificates for the Additional Shares shall bear the following restrictive legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
                  HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT
                  BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                  AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.
                  WITHOUT REGISTRATION, SUCH SECURITIES MAY NOT BE
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                  SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY
                  TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL OF JETCO COMMUNICATIONS CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE ISSUER OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."


                                  ARTICLE II


                                  LEGAL FEES
                                  ----------

          In the event any Party commences a legal action to enforce its rights under this Agreement, the non-prevailing party shall pay all reasonable costs and expenses (including reasonable attorney's fees, accountant's fees, appraiser's fees, and investigative fees) incurred in enforcing such rights.

                                  ARTICLE III

                                 MISCELLANEOUS
                                 -------------

     Section 3.1.   Fees and Expenses. Except as set forth above, each party
                    -----------------
shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. The Purchaser shall be responsible for its own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay all costs, expenses, fees and all taxes incident to and in connection with: (A) all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith (B) the issuance and delivery of the Shares, (C) the qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Purchaser's counsel relating to such registration or qualification), and (D) the preparation of certificates for the Shares (including, without limitation, printing and engraving thereof).


                                       2
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          Section 3.2. Entire Agreement; Amendments. This Agreement, together
                       ----------------------------
with the Exhibits, Annexes and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This agreement shall be deemed to have been drafted and negotiated by both parties hereto and no prescriptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

         Section 3.3. Notices. Any notice or other communication required or
                      -------
permitted to be given hereunder shall be in writing and shall be deemed to have been made upon facsimile (with transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:


                  If to the Company:    William Evans, President and Chairman
                                        JetCo Communications Corporation
                                        3400 Silverstone
                                        Suite 123
                                        Dallas, TX 75023
                                        Tel: (972) 398-0515
                                        Fax: (972) 758-9143

                  With copies to:       ___________________

                                        ___________________

                                        ___________________

                                        Tel:
                                        Fax:

                  If to the Purchaser:  Peter L. Coker, Sr., President
                                        Wolfpack Corporation
                                        17 Glenwood Avenue
                                        Raleigh, North Carolina 27603
                                        Tel: (919) 831-1351
                                        Fax: (919) 831-0577

                  With copies to:       Adam S. Gottbetter
                                        Kaplan Gottbetter & Levenson, LLP
                                        630 Third Avenue
                                        New York, NY 10017
                                        Tel: 212-983-6900
                                        Fax: 212-983-9210


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or such other address as may be designated in writing hereafter, in the same manner, by such person.

         Section 3.4  Amendments; Waivers. No provision of this Agreement may be
                      -------------------
waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 3.5. Headings.  The headings herein are for convenience only,
                      --------
do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 3.6. Successors and Assigns. This Agreement may not be assigned
                      ----------------------
by ant party without the prior written consent of all the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         Section 3.7. No Third Party Beneficiaries. This Agreement is intended
                      ----------------------------
for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 3.8. Governing Law: Service of Process. This Agreement shall be
                      -------------
governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Any action to enforce the terms of this Agreement or any of its exhibits shall be exclusively brought in the state and/or federal courts in the State and County of New York. Service of process in any action by Purchasers to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

         Section 3.9. Survival. The representations and warranties of the
                      --------
Company and the Purchaser contained in Article III and the agreements and
                                       -----------
covenants of the parties contained in Article IV, the default and remedies
                                      ----------
contained in Article V and this Article IX shall survive the Closing (or any
             ---------          ----------
earlier termination of this Agreement).


         Section 3.10. Counterpart Signatures. This Agreement may be executed in
                       ----------------------
two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding


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obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         Section 3.11.  Publicity. The Company and the Purchaser shall consult
                        ---------
with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

         Section 3.12.  Severability. In case any one or more of the provisions
                        ------------
of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         Section 3.13. Remedies. In addition to being entitled to exercise all
                       --------
rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under this Agreement and the Company will be entitled to specific performance of the obligations of the Purchaser hereunder with respect to the subsequent transfer of Shares. Each of the Company and the Purchaser agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.


                            Signature Page Follows


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.


                                   JETCO COMMUNICATIONS CORPORATION


                                   By:    /s/ WILLIAM EVANS
                                     -------------------------------
                                          Name:   William Evans
                                          Title:  President


                                    WOLFPACK CORPORATION



                                    By:   /s/ PETER L. COKER
                                       ------------------------------
                                          Name: Peter L. Coker
                                          Title: President